QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.32

EMPLOYMENT AGREEMENT

    This EMPLOYMENT AGREEMENT ("Agreement"), which is dated as of April 28, 1999, is made by and between STAAR SURGICAL COMPANY, a Delaware corporation, located at 1911 Walker Avenue, Monrovia, California, 91016 and hereinafter referred to as "Company", and JOHN SANTOS, whose address is 27850 Mount Rainier Way, Yorba Linda, California 92687, hereinafter referred to as "Employee", based upon the following:

RECITALS

    WHEREAS, Employee has been rendering services to Company as its Vice President Controller.

    WHEREAS, Company wishes to continue to retain the services of Employee as its Vice President Controller and to set forth in this Agreement the duties and responsibilities Employee has agreed to undertake on behalf of Company; and

    WHEREAS, Employee wishes to continue to render services to Company as its Vice President Controller and to have set forth in this Agreement the duties and responsibilities he has agreed to undertake on behalf of Company.

    WHEREAS, Company and Employee intend that this Agreement will supercede and replace any and all other employment agreements or arrangements for employment entered into by and between Company and Employee and that, upon execution of this Agreement, any such employment agreements or arrangements shall have no further force or effect.

    THEREFORE, in consideration of the foregoing and of the mutual promises contained in this Agreement, Company and Employee (who are sometimes individually referred to as a "party" and collectively referred to as the "parties") agree as follows:

AGREEMENT

    1.  SPECIFIED PERIOD.

    Pursuant to the terms of this Agreement, Company hereby employs Employee and Employee hereby accepts employment with Company for a period which shall begin on the date of execution of this Agreement and shall end three (3) years after that date.

    Subject to sections 10 and 11, this Agreement will be automatically renewed after its expiration unless either party gives notice to the other, at least sixty (60) days prior to the expiration of the term, that the party desires to renegotiate this Agreement. Thereafter, the terms and conditions of this Agreement shall apply until the parties reach an agreement modifying them. If an agreement is not reduced to writing and executed by the parties within sixty (60) days of the end of the specified period, then this Agreement shall continue on a month to month basis until terminated by written notice given by either party at least thirty (30) days prior to the end of any monthly period.

    2.  GENERAL DUTIES.

    Employee shall report to Company's Vice President, Chief Financial Officer or to his designee. Employee shall devote his entire productive time, ability, and attention to Company's business during the term of this Agreement. In his capacity as Assistant Vice President Controller, Employee shall do and perform all services, acts, or things necessary or advisable to discharge his duties under this Agreement, including, but not limited to, those duties and responsibilities included in the Position Description attached to this Agreement as Exhibit "A" and made a part of it. Employee shall perform such other duties as are commonly performed by an employee of his rank in a publicly traded corporation or which may, from time to time, be prescribed by the Company through its Board of Directors (the "Board") or its officers. Furthermore, Employee agrees to cooperate with and work to the best of his ability with Company's management team, which includes the Board and the officers and other employees, to continually improve Company's reputation in its industry for quality products and performance.

    3.  NONCOMPETITION, NONSOLICITATION AND NONINTERFERENCE AND PROPRIETARY PROPERTY AND CONFIDENTIAL INFORMATION PROVISIONS.

    (a) Noncompetition.

      (1) "Applicable Definitions"  For purposes of this section 3, the following capitalized terms shall have the definitions set forth below:

          i. "Business Segments"—The term "Business Segments" is defined as each of Company's (or Company's affiliates') products or product lines.

         ii. "Competitive Business"—The term "Competitive Business" is defined as any business that is or may be competitive with or similar to or adverse to any of Company's (or Company's affiliates') Business Segments, whether such business is conducted by a proprietorship, partnership, corporation or other entity or venture.

         iii. "Territory"—The term "Territory" is defined as the geographic area (both within the United States and internationally) in which each Business Segment is carried on including, by way of example and not limitation, the entire geographic area in which Company conducts various phases of such Business Segment, including purchasing, production, distribution, promotional and marketing activities, sales, and location of plants and warehouses.

      (2) Covenant Not To Compete.  Employee hereby covenants and agrees that during the term of this Agreement, and for a period of one (1) year from the date this Agreement is terminated or expires, Employee shall not, with respect to each Business Segment and within the boundaries of the Territory applicable to such Business Segment without the prior written consent of Company (which consent may be withheld in the sole and absolute discretion of Company), directly or indirectly, either alone or in association or in connection with or on behalf of any person, firm, partnership, corporation or other entity or venture now existing or hereafter created: (i) be or become interested or engaged in, directly or indirectly, with any Competitive Business including, without limitation, being or becoming an organizer, investor, lender, partner, joint venturer, stockholder, officer, director, employee, manager, independent sales representative, associate, consultant, agent, supplier, vendor, vendee, lessor, or lessee to any Competitive Business, or (ii) in any manner associate with, or aid or abet or give information or financial assistance to any Competitive Business, or (iii) use or permit the use of Employee's name or any part thereof to be used or employed in connection with any Competitive Business (collectively and severally, the "Noncompetition Covenants"). Notwithstanding the foregoing, the provisions of this section 3(a)2. shall not be deemed to prevent the purchase or ownership by Employee as a passive investment of the outstanding capital shares of any publicly held corporation, so long as any other obligation or duty under the Noncompetition Covenants are not breached.

      (3) Separate Covenants.  The Noncompetition Covenants shall be construed to be divided into separate and distinct Noncompetition Covenants with respect to (i) each Business Segment and (ii) each matter or type of conduct described therein. Each of such divided Noncompetition Covenants shall be separate and distinct from all such other Noncompetition Covenants with respect to the same or any other Business Segment.

      (4) Acknowledgements.  Employee acknowledges that: (i) the covenants and the restrictions contained in the Noncompetition Covenants are necessary, fundamental, and required for the protection of Company's business; (ii) the Noncompetition Covenants relate to matters which are of a special, unique and extraordinary value; and (iii) a breach of any of the Noncompetition Covenants will result in irreparable harm and damages which cannot be adequately compensated by a monetary award.

      (5) Judicial Limitation.  Notwithstanding the foregoing, if at any time a court of competent jurisdiction holds that any portion of any Noncompetition Covenant is unenforceable by reason of its extending for too great a period of time or over too great a geographical area or by reason of its being too extensive in any other respect, such Noncompetition Covenant shall be interpreted to extend only over the maximum period of time, maximum geographical area, or maximum extent in all other respects, as the case may be, as to which it may be enforceable, all as determined by such court in such action.

    (b) Nonsolicitation and Noninterference.

      (1) Covenants.  Employee hereby covenants and agrees that during the term of this Agreement, and for a period of one (1) year from the date this Agreement terminates or expires, Employee shall not, either for Emplyee's own account or directly or indirectly in conjunction with or on behalf of any person, partnership, corporation or other entity or venture:

          i. Solicit or employ or attempt to solicit or employ any person who is then or has, within twelve (12) months prior thereto, been an officer, partner, manager, agent or employee of Company or any affiliate of Company whether or not such a person would commit a breach of that person's contract of employment with Company or any affiliate of Company, if any, by reason of leaving the service of Company or any affiliate of Company (the "Nonsolicitation Covenant"); or

         ii. On behalf of, directly or indirectly, any Competitive Business (as such term is defined in section 3(a)1.ii.), or for the purpose of or with the reasonably foreseeable effect of harming the business of Company, solicit the business of any person, firm or company which is then, or has been at any time during the preceding twelve (12) months prior to such solicitation, a customer, client, contractor, supplier or vendor of Company or any affiliate of Company (the "Noninterference Covenant").

      (2) Acknowledgements.  Each of the parties acknowledges that: (i) the covenants and the restrictions contained in the Nonsolicitation and Noninterference Covenants are necessary, fundamental, and required for the protection of the business of Company; (ii) such Covenants relate to matters which are of a special, unique and extraordinary value; and (iii) a breach of either of such Covenants will result in irreparable harm and damages which cannot be adequately compensated by monetary award.

      (3) Judicial Limitation.  Notwithstanding the foregoing, if at any time, despite the express agreement of Company and Employee, a court of competent jurisdiction holds that any portion of any Nonsolicitation or Noninterference Covenant is unenforceable by reason of its extending for too great a period of time or by reason of its being too extensive in any other respect, such Covenant shall be interpreted to extend only over the maximum period of time or to the maximum extent in all other respects, as the case may be, as to which it may be enforceable, all as determined by such court in such action.

    (c) Proprietary Property: Confidential Information.

      (1) "Applicable Definitions"  For purposes of this section 3(c), the following capitalized terms shall have the definitions set forth below:

          i. "Confidental Information"—The term "Confidential Information" is collectively and severally defined as any information, matter or thing of a secret, confidential or private nature, whether or not so labeled, which is connected with Company's business or methods of operation or concerning any of Company's suppliers, customers, licensors, licensees or others with whom Company has a business relationship, and which has current or potential value to Company or the unauthorized disclosure of which could be detrimental to Company. Confidential Information shall be broadly defined and shall include, by way of example and not limitation: (i) matters of a business nature available only to management and owners of Company of which Employee may become aware (such as information concerning customers, vendors and suppliers, including their names, addresses, credit or financial status, buying or selling habits, practices, requirements, and any arrangements or contracts that Company may have with such parties. Company's marketing methods, plans and strategies, the costs of materials, the prices Company obtains or has obtained or at which Company sells or has sold its products or services, Company's manufacturing and sales costs, the amount of compensation paid to employees of Company and other terms of their employment, financial information such as financial statements, budgets and projections, and the terms of any contracts or agreements Company has entered into) and (ii) matters of a technical nature (such as product information, trade secrets, know-how, formulae, innovations, inventions, devices, discoveries, techniques, formats, processes, methods, specifications, designs, patterns, schematics, data, compilation of information, test results, and research and development projects). For purposes of the foregoing, the term "trade secrets" shall mean the broadest and most inclusive interpretation of trade secrets as defined by Section 3426.1(d) of the California Civil Code (the Uniform Trade Secrets Act) and cases interpreting the scope of said Section.

         ii. "Proprietary Property"—The term "Proprietary Property" is collectively and severally defined as any written or tangible property owned or used by Company in connection with Company's business, whether or not such property also qualifies as Confidential Information. Proprietary Property shall be broadly defined and shall include, by way of example and not limitation, products, samples, equipment, files, lists, books, notebooks, records, documents, memoranda, reports, patterns, schematics, compilations, designs, drawings, data, test results, contracts, agreements, literature, correspondence, spread sheets, computer programs and software, computer print outs, other written and graphic records, and the like, whether originals, copies, duplicates or summaries thereof, affecting or relating to the business of Company, financial statements, budgets, projections, invoices.

      (2) Ownership of Proprietary Property.  Employee acknowledges that all Proprietary Property which Employee may prepare, use, observe, come into possession of and/or control shall, at all times, remain the sole and exclusive property of Company. Employee shall, upon demand by Company at any time, or upon the cessation of Employee's employment, irrespective of the time, manner, cause or lack of cause of such cessation, immediately deliver to Company or its designated agent, in good condition, ordinary wear and tear and damage by any cause beyond the reasonable control of Employee excepted, all items of the Proprietary Property which are or have been in Employee's possession or under his control, as well as a statement describing the disposition of all items of the Proprietary Property beyond Employee's possession or control in the event Employee has not previously returned such items of the Proprietary Property to Company.

      (3) Agreement Not to Use or Divulge Confidential Information.  Employee agrees that he will not, in any fashion, form or manner, unless specifically consented to in writing by Company, either directly or indirectly use, divulge, transmit or otherwise disclose or cause to be used, divulged, transmitted or otherwise disclosed to any person, firm or corporation, in any manner whatsoever (other than in Employee's performance of duties for Company or except as required by law) any Confidential Information of any kind, nature or description. The foregoing provisions shall not be construed to prevent Employee from making use of or disclosing information which is in the public domain through no fault of Employee, provided, however, specific information shall not be deemed to be in the public domain merely because it is encompassed by some general information that is published or in the public domain or in Employee's possession prior to Employee's employment with Company.

      (4) Acknowledgement of Secrecy.  Employee acknowledges that the Confidential Information is not generally known to the public or to other persons who can obtain economic value from its disclosure or use and that the Confidential Information derives independent economic value thereby, and Employee agrees that he shall take all efforts reasonably necessary to maintain the secrecy and confidentiality of the Confidential Information and to otherwise comply with the terms of this Agreement.

      (5) Inventions, Discoveries.  Employee acknowledges that any inventions, discoveries or trade secrets, whether patentable or not, made or found by Employee in the scope of his employment with Company constitute property of Company and that any rights therein now held or hereafter acquired by Employee individually or in any capacity are hereby transferred and assigned to Company, and agrees to execute and deliver any confirmatory assignments, documents or instruments of any nature necessary to carry out the intent of this section when requested by Company without further compensation therefor, whether or not Employee is at the time employed by Company. Provided, however, notwithstanding the foregoing, Employee shall not be required to assign his rights in any invention which qualifies fully under the provisions of Section 2870(a) of the California Labor Code, which provides, in pertinent part, that the requirement to assign "shall not apply to any invention that the employee developed entirely on his or her own time without using employer's equipment, supplies, facilities or trade secret information except for those inventions that either:

         (i) Relate at the time of conception or reduction to practice of the invention to the employer's business, or actual or demonstrably anticipated research or development of the employer; or

        (ii) Result from any work performed by the employee for the employer."

    Employee understands the he bears the full burden of proving to Company that an invention qualifies fully under Section 2870(a). By signing this Agreement, Employee acknowledges receipt of a copy of this Agreement and of written notification of the provisions of Section 2870.

    4.  COMPLIANCE WITH SECURITIES LAWS.  Employee acknowledges that Company and Employee will be subject to the provisions of Section 10(b), 16(a) and 16(b) of the Securities Exchange Act of 1934. Employee acknowledges that Section 16(a) of the Securities Exchange Act may require Employee to report the ownership or transfer of his stock or other securities in Company to the Securities and Exchange Commission and that Sections 10(b) and 16(b) can prohibit Employee from selling or transferring his stock or securities in Company. Employee agrees that he will comply with Company's policies, as stated from time to time, relating to selling or transferring his stock or securities in Company.

    5.  COMPENSATION.

    (a) Salary.  During the term of this Agreement, Company shall pay to Employee a base salary of One Hundred Twenty Five Thousand Dollars ($125,000.00) per year. Employee's annual salary shall be reviewed periodically by Company for the purpose of determining whether Employee's salary shall be increased. In no event shall this review take place less frequently than annually.

    (b) Employee Benefit Plans.  Employee shall be entitled, during the specified period of this Agreement, to participate in any retirement, pension, profit-sharing, insurance, or other plans which may now be in effect or which may be adopted by Company. During the specified period of this Agreement, Company, at its sole cost and expense, shall provide to Employee (i) medical and dental insurance through any insurer of Company's choice; (ii) term life insurance in a face amount of $300,000.00 and; disability insurance as provided to other key executives. The benefit plans shall be with such underwriters and shall contain such provisions as Company, in its sole discretion, may determine from time to time. Company may delete coverages and otherwise amend and change the type and quantity of insurance coverage it provides in its sole discretion.

    (c) Stock Options.  Employee shall be included in the 1998 STAAR Surgical Company Stock Plan (the "Plan") adopted by Company. Pursuant to the terms of the Plan, Employee shall be entitled to purchase twenty-five thousand (25,000) shares of Company's common stock, which options shall vest over a period of three (3) years, eight thousand, three hundred and thirty-three (8,333) shares each on June 16, 2000, June 16, 2001 and June 16, 2002. The purchase price per share shall be $10.63. Stock issued pursuant to the Plan shall be restricted stock, although Company shall reserve the right to issue registered shares if it so decides. Executive agrees to be bound by the terms of the Plan as adopted.

    6.  REIMBURSEMENT OF BUSINESS EXPENSES.

    (a) Reimbursement for Ordinary Expenses.  Company shall promptly reimburse Employee for all reasonable business expenses incurred by Employee in connection with the business of Company. However, each such expenditure shall be reimbursable only if Employee furnishes to Company adequate records and other documentary evidence required by federal and state statutes and regulations issued by the appropriate taxing authorities for the substantiation of each such expenditure as an income tax deduction.

    (b) Reimbursement for Extraordinary Expenses.  Any single business expense with a cost in excess of One Thousand Dollars ($1,000) shall be deemed to be an extraordinary business expense. Employee shall not incur any extraordinary business expense unless the expense has been approved by the Chief Executive Officer. If Employee fails to obtain the approval of the Chief Executive Officer, Company may refuse to reimburse Employee for that expense.

    7.  ANNUAL VACATION/SICK LEAVE.

    Employee shall be entitled to at least three (3) weeks vacation time each year without loss of compensation. Employee shall be entitled to sick leave in accordance with Company's general policy for its employees.

    8.  INDEMNIFICATION OF LOSSES.

    So long as Employee's actions were taken in good faith and in furtherance of Company's business and within the scope of Employee's duties and authority, Company shall indemnify and hold Employee harmless to the full extent of the law from any and all claims, losses and expenses sustained by Employee as a result of any action taken by him to discharge his duties under this Agreement, and Company shall defend Employee, at Company's expense, in connection with any and all claims by stockholders or third parties which are based upon actions taken by Employee to discharge his duties under this Agreement.

    9.  PERSONAL CONDUCT.

    Employee agrees promptly and faithfully to comply with all present and future policies, requirements, directions, requests and rules and regulations of Company in connection with Company's business. Employee further agrees to conform to all laws and regulations and not at any time to commit any act or become involve in any situation or occurrence tending to bring Company into public scandal, ridicule or which will reflect unfavorably on the reputation of Company.

    10.  TERMINATION FOR CAUSE.

    Company reserves the right to declare Employee in default of this Agreement if Employee willfully breaches or habitually neglects the duties which he is required to perform under the terms of this Agreement, or if Employee commits such acts of dishonesty, fraud, misrepresentation, gross negligence or willful misconduct as would prevent the effective performance of his duties or which results in material harm to Company or its business. Company may terminate this Agreement for cause by giving written notice of termination to Employee. With the exception of the covenants included in section 3 above, upon such termination the obligations of Employee and Company under this Agreement shall immediately cease. Such termination shall be without prejudice to any other remedy to which Company may be entitled either at law, in equity, or under this Agreement. If Employee's employment is terminated pursuant to this section, Company shall pay to Employee, immediately upon such termination, any deferred or unpaid compensation to which Employee is entitled on the date of such termination. In the event of a termination pursuant to this section, Employee shall be entitled to receive any accrued and unpaid amounts earned pursuant to sections 5(a) and 5(b). All other rights Employee has under any benefit or stock option plans and programs shall be determined in accordance with the terms and conditions of such plans and programs.

    11.  TERMINATION WITHOUT CAUSE.

    (a) Death.  Employee's employment shall terminate upon the death of Employee. Upon such termination, the obligations of Employee and Company under this Agreement shall immediately cease. In the event of a termination pursuant to this section, Employee shall be entitled to receive any accrued and unpaid amounts earned pursuant to sections 5(a) and 5(b). All other rights Employee has under any benefit or stock option plans and programs shall be determined in accordance with the terms and conditions of such plans and programs.

    (b) Disability.  Company reserves the right to terminate Employee's employment upon ten (10) days written notice if, for a period of sixty (60) days, Employee is prevented from discharging his duties under this Agreement due to any physical or mental disability. With the exception of the covenants included in section 3 above, upon such termination the obligations of Employee and Company under this Agreement shall immediately cease. In the event of a termination pursuant to this section, Employee shall be entitled to receive any accrued and unpaid amounts earned pursuant to sections 5(a) and 5(b). All other rights Employee has under any benefit or stock option plans and programs shall be determined in accordance with the terms and conditions of such plans and programs.

    (c) Election by Employee.  Employee's employment may be terminated at any time by Employee upon not less than sixty (60) days written notice by Employee to the Board. With the exception of the covenants included in section 3 above, upon such termination the obligations of Employee and Company under this Agreement shall immediately cease. In the event of a termination pursuant to this section, Employee shall be entitled to receive any accrued and unpaid amounts earned pursuant to sections 5(a) and 5(b). All other rights Employee has under any benefit or stock option plans and programs shall be determined in accordance with the terms and conditions of such plans and programs.

    (d) Election By Company.  Company may terminate Employee's employment upon not less than thirty (30) days written notice by Company to Employee. With the exception of the covenants included in section 3 above, upon such termination the obligations of Employee and Company under this Agreement shall immediately cease. In the event of a termination pursuant to this section, Employee shall be entitled to receive (i) any accrued and unpaid amounts earned pursuant to sections 5(a) and 5(b), and (ii) compensation equal to the the base salary through the expiration date of the term, payable in accordance with the Company's payroll procedures as if Employee's employment by Company had continued until the expiration of the term. All other rights Employee has under any benefit or stock option plans and programs shall be determined in accordance with the terms and conditions of such plans and programs.

    (e) Severance Pay Upon Change of Control.  Upon the sale or disposition by Company of substantially all of its business or assets or the sale of the capital stock of Company in connection with the sales or transfer of a controlling interest in Company to a third party or the merger or consolidation of Company with another corporation as part of a sale or transfer of a controlling interest in Company to a third party and employee is terminated because of the change of control or employee decides within 30 days after change of control that he cannot work with the new management; then Employee shall receive as additional compensation and not in lieu of his rights under this Agreement, one (1) years' salary. "A controlling interest" shall be defined as 50% or more of the common stock of the Company. "One (1) years' salary" shall be defined as only the cash compensation paid to Employee pursuant to subparagraph (a) above, as it may be modified from time to time, and shall not include employee benefits, incentive stock options, automobile allowance or debt forgiveness, if any. Employee shall be entitled to receive this additional compensation if Employee's employment is terminated as a result of such change of control in addition to payment due under the remainder of this Agreement.

    12.  MISCELLANEOUS.

    (a) Preparation of Agreement.  It is acknowledged by each party that such party either had separate and independent advice of counsel or the opportunity to avail itself or himself of same. In light of these facts it is acknowledged that no party shall be construed to be solely responsible for the drafting hereof, and therefore any ambiguity shall not be construed against any party as the alleged draftsman of this Agreement.

    (b) Cooperation.  Each party agrees, without further consideration, to cooperate and diligently perform any further acts, deeds and things and to execute and deliver any documents that may from time to time be reasonably necessary or otherwise reasonably required to consummate, evidence, confirm and/or carry out the intent and provisions of this Agreement, all without undue delay or expense.

    (c) Interpretation.

         (i) Entire Agreement/No Collateral Representations.  Each party expressly acknowledges and agrees that this Agreement, including all exhibits attached hereto: (1) is the final, complete and exclusive statement of the agreement of the parties with respect to the subject matter hereof; (2) supersedes any prior or contemporaneous agreements, promises, assurances, guarantees, representations, understandings, conduct, proposals, conditions, commitments, acts, course of dealing, warranties, interpretations or terms of any kind, oral or written (collectively and severally, the "Prior Agreements"), and that any such prior agreements are of no force or effect except as expressly set forth herein; and (3) may not be varied, supplemented or contradicted by evidence of Prior Agreements, or by evidence of subsequent oral agreements. Any agreement hereafter made shall be ineffective to modify, supplement or discharge the terms of this Agreement, in whole or in part, unless such agreement is in writing and signed by the party against whom enforcement of the modification or supplement is sought.

        (ii) Waiver.  No breach of any agreement or provision herein contained, or of any obligation under this Agreement, may be waived, nor shall any extension of time for performance of any obligations or acts be deemed an extension of time for performance of any other obligations or acts contained herein, except by written instrument signed by the party to be charged or as otherwise expressly authorized herein. No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof, or a waiver or relinquishment of any other agreement or provision or right or power herein contained.

        (iii) Remedies Cumulative.  The remedies of each party under this Agreement are cumulative and shall not exclude any other remedies to which such party may be lawfully entitled.

        (iv) Severability.  If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be determined to be invalid, illegal or unenforceable under present or future laws effective during the term of this Agreement, then and, in that event: (A) the performance of the offending term or provision (but only to the extent its application is invalid, illegal or unenforceable) shall be excused as if it had never been incorporated into this Agreement, and, in lieu of such excused provision, there shall be added a provision as similar in terms and amount to such excused provision as may be possible and be legal, valid and enforceable, and (B) the remaining part of this Agreement (including the application of the offending term or provision to persons or circumstances other than those as to which it is held invalid, illegal or unenforceable) shall not be affected thereby and shall continue in full force and effect to the fullest extent provided by law.

        (v) Time is of the Essence.  It is expressly understood and agreed that time of performance is strictly of the essence with respect to each and every term, condition, obligation and provision hereof and that the failure to timely perform any of the terms, conditions, obligations or provisions hereof by any party shall constitute a material breach and a noncurable (but waivable) default under this Agreement by the party so failing to perform.

        (vi) No Third Party Beneficiary.  Notwithstanding anything else herein to the contrary, the parties specifically disavow any desire or intention to create any third party beneficiary obligations, and specifically declare that no person or entity, other than as set forth in this Agreement, shall have any rights hereunder or any right of enforcement hereof.

       (vii) No Reliance Upon Prior Representation.  The parties acknowledge that no other party has made any oral representation or promise which would induce them prior to executing this Agreement to change their position to their detriment, partially perform, or part with value in reliance upon such representation or promise; the parties acknowledge that they have taken such action at their own risk; and the parties represent that they have not so changed their position, performed or parted with value prior to the time of their execution of this Agreement.

       (viii) Headings; References; Incorporation; Gender.  The headings used in this Agreement are for convenience and reference purposes only, and shall not be used in construing or interpreting the scope or intent of this Agreement or any provision hereof. References to this Agreement shall include all amendments or renewals thereof. Any exhibit referenced in this Agreement shall be construed to be incorporated in this Agreement. As used in this Agreement, each gender shall be deemed to include the other gender, including neutral genders or genders appropriate for entities, if applicable, and the singular shall be deemed to include the plural, and vice versa, as the context requires.

    (d) Enforcement.

         (i) Applicable Law.  This Agreement and the rights and remedies of each party arising out of or relating to this Agreement (including, without limitation, equitable remedies) shall be solely governed by, interpreted under, and construed and enforced in accordance with the laws (without regard to the conflicts of law principles thereof) of the State of California, as if this agreement were made, and as if its obligations are to be performed, wholly within the State of California.

        (ii) Consent to Jurisdiction; Service of Process.  Any action or proceeding arising out of or relating to this Agreement shall be filed in and heard and litigated solely before the state courts of California located within the County of Los Angeles. Each party generally and unconditionally accepts the exclusive jurisdiction of such courts and to venue therein, consents to the service of process in any such action or proceeding by certified or registered mailing of the summons and complaint in accordance with the notice provisions of this Agreement, and waives any defense or right to object to venue in said courts based upon the doctrine of "Forum Non Conveniens". Each party irrevocably agrees to be bound by any judgement rendered thereby in connection with this Agreement.

        (iii) Waiver of Right to Jury Trial.  Each party hereby waives such party's respective right to a jury trial of any claim or cause of action based upon or arising out of this Agreement. Each party acknowledges that this waiver is a material inducement to each other party hereto to enter into the transaction contemplated hereby, that each other party has already relied upon this waiver in entering into this Agreement, and that each other party will continue to rely on this waiver in their future dealings. Each party warrants and represents that such party has reviewed this waiver with such party's legal counsel, and that such party has knowingly and voluntarily waived its jury trial rights following consultation with legal counsel.

        (vi) Consent to Specific Performance and Injunctive Relief and Waiver of Bond or Security.  Each party acknowledges that Company may, as a result of Employee's breach of the covenants and obligations included in section 3 of this Agreement, sustain immediate and long-term substantial and irreparable injury and damage which cannot be reasonably or adequately compensated by damages at law. Each party agrees that in the event of Employee's breach or threatened breach of the covenants and obligations included in section 3, Company shall be entitled to obtain from a court of competent jurisdiction or arbitration, as the case may be under this Agreement, equitable relief, including, without limitation, enforcement of all of the provisions of this Agreement by specific performance and/or temporary, preliminary and/or permanent injunctions enforcing any of Company's rights, requiring performance by Employee, or enjoining any breach by Employee, all without proof of any actual damages that have been or may be caused to Company by such breach or threatened breach and without the posting of bond or other security in connection therewith. Employee waives the claim or defense that Company has an adequate remedy at law and Employee shall not allege or otherwise assert the legal position that any such remedy at law exists. Each party agrees and acknowledges: (1) that the terms of this section are fair, reasonable and necessary to protect the legitimate interests of the other party; (2) that this waiver is a material inducement to the other party to enter into the transaction contemplated hereby; (3) that the other party has already relied upon this waiver in entering into this Agreement; and (4) that each party will continue to rely on this waiver in their future dealings. Each party warrants and represents that such party has reviewed this provision with such party's legal counsel, and that such party has knowingly and voluntarily waived its rights following consultation with legal counsel.

        (v) Attorneys' Fees and Costs.  If any party institutes or should the parties otherwise become a party to any Action Or Proceeding (as defined below) based upon or arising out of this Agreement including, without limitation, to enforce or interpret this Agreement or any provision hereof, or for damages by reason of any alleged breach of this Agreement or any provision hereof, or for a declaration of rights in connection herewith, or for any other relief, including equitable relief, in connection herewith, the Prevailing Party in any such Action Or Proceeding, whether or not such Action Or Proceeding proceeds to final judgement or determination, shall be entitled to receive from the non-Prevailing Party as a cost of suit, and not as damages, all Costs And Expenses (as defined below) of prosecuting or defending the Action Or Proceeding, as the case may be, including, without limitation, reasonable Attorneys' And Other Fees.

        (vi) Definitions.  The term "Action Or Proceeding" is defined as any and all claims, suits, actions, notices, inquiries, proceedings, hearings, arbitrations or other similar proceedings, including appeals and petitions therefrom, whether formal or informal, governmental or non-governmental, or civil or criminal. The term "Prevailing Party" is defined as the party who is determined to prevail by the Court after its consideration of all damages and equities in the Action Or Proceeding, whether or not the Action Or Proceeding proceeds to final judgment. The Court shall retain the discretion to determine that no party is the Prevailing Party in which case no party shall be entitled to recover its Costs And Expenses under this subsection 12(d). The term "Attorneys' And Other Fees" is defined as attorneys' fees, accountants' fees, fees of other professionals, witness fees (including experts engaged by the parties, but excluding shareholders, officers, employees or partners of the parties), and any and all other similar fees incurred in the prosecution or defense of the Action Or Proceeding. The term "Costs And Expenses" is defined as the cost to take depositions, the cost to arbitrate this dispute, if applicable, and the costs and expenses of travel and lodging incurred with respect to the Action Or Proceeding, provided, however, the party incurring said travel and lodging expense must ordinarily travel over one hundred (100) miles, one way, from his or her residence in incurring such expense.

    (e) No Assignment of Rights or Delegation of Duties by Employee.  Employee's rights and benefits under this Agreement are personal to him and therefore (i) no such right or benefit shall be subject to voluntary or involuntary alienation, assignment or transfer, and (ii) Employee may not delegate his duties or obligations hereunder.

    (f)  Notices.  Unless otherwise specifically provided in this Agreement, all notices, demands, requests, consents, approvals or other communications (collectively and severally called "Notices") required or permitted to be given hereunder, or which are given with respect to this Agreement, shall be in writing, and shall be given by: (A) personal delivery (which form of Notice shall be deemed to have been given upon delivery), (B) by telegraph or by private airborne/overnight delivery service (which forms of Notice shall be deemed to have been given upon confirmed delivery by the delivery agency), (C) by electronic or facsimile or telephonic transmission, provided the receiving party has a compatible device or confirms receipt thereof (which forms of Notice shall be deemed delivered upon confirmed transmission or confirmation of receipt), or (D) by mailing in the United States mail by registered or certified mail, return receipt requested, postage prepaid (which forms of Notice shall be deemed to have been given upon the fifth (5th) business day following the date mailed). Each party, and their respective counsel, hereby agree that if Notice is to be given hereunder by such party's counsel, such counsel may communicate directly with all principals, as required to comply with the foregoing notice provisions. Notices shall be addressed to the address hereinabove set forth in the introductory paragraph of this Agreement, or to such other address as the receiving party shall have specified most recently by like Notice, with a copy to the other parties hereto. Any Notice given to the estate of a party shall be sufficient if addressed to the party as provided in this subsection.

    (g) Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument, binding on all parties hereto. Any signature page of this Agreement may be detached from any counterpart of this Agreement and reattached to any other counterpart of this Agreement identical in form hereto by having attached to it one or more additional signature pages.

    (h) Execution by All Parties Required to be Binding: Electronically Transmitted Documents.  This Agreement shall not be construed to be an offer and shall have no force and effect until this Agreement is fully executed by all parties hereto. If a copy or counterpart of this Agreement is originally executed and such copy or counterpart is thereafter transmitted electronically by facsimile or similar device, such facsimile document shall for all purposes be treated as if manually signed by the party whose facsimile signature appears.

    IN WITNESS WHEREOF, the parties have executed this Agreement.

Company:
STAAR SURGICAL COMPANY, a Delaware corporation
By:	/s/ JOHN R. WOLF
Employee:
/s/ JOHN SANTOS John Santos

QuickLinks

Exhibit 10.32
EMPLOYMENT AGREEMENT
RECITALS
AGREEMENT